Exhibit 4.1

NUMBER	SEE LEGENDS ON REVERSE SIDE	SHARES

C-		* *

INCORPORATED UNDER THE LAWS	OF THE STATE OF DELAWARE

TROPICANA ENTERTAINMENT INC.

THIS CERTIFIES THAT SPECIMEN is the owner of                                                                                                                    full paid and non-assessable shares of Common Stock, par value $0.01 per share, of Tropicana Entertainment Inc.

transferable on the books of the Corporation in person or by duly authorized Attorney upon surrender of this Certificate properly endorsed.

IN WITNESS WHEREOF, the said Corporation has caused this Certificate to be signed by its duly authorized officers and sealed with the Seal of the Corporation,

this day	of , A.D.,

Secretary	President

[COMMON STOCK LEGEND - TROPICANA ENTERTAINMENT INC.]

THE SHARES OF COMMON STOCK EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES LAWS OF ANY STATE OR OTHER JURISDICTION AND MAY NOT BE SOLD, OFFERED FOR SALE OR OTHERWISE TRANSFERRED UNLESS REGISTERED OR QUALIFIED UNDER SAID ACT AND APPLICABLE STATE SECURITIES LAWS OR UNLESS THE COMPANY RECEIVES AN OPINION OF COUNSEL REASONABLY SATISFACTORY TO IT THAT SUCH REGISTRATION OR QUALIFICATION IS NOT REQUIRED.